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                                                                    EXHIBIT 23.3

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS




As independent chartered accountants, we hereby consent to the use of our report dated March 15, 1999 (and to all references to our Firm) included in or made a part of this amended registration statement.



                                         ARTHUR ANDERSEN LLP


Mississauga, Canada
June 28, 1999